     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1999


                                                      REGISTRATION NO. 333-78597
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             ---------------------

                              GERALD STEVENS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                         DELAWARE                                                    41-0719035
     (State or Other Jurisdiction of Incorporation or                             (I.R.S. Employer
                       Organization)                                             Identification No.)
                   GERALD STEVENS, INC.                                           GERALD R. GEDDIS
          301 EAST LAS OLAS BOULEVARD, SUITE 300                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                 FT. LAUDERDALE, FL 33301                              301 EAST LAS OLAS BOULEVARD, SUITE 300
                      (954) 713-5000                                          FT. LAUDERDALE, FL 33301
    (Address, Including Zip Code, and Telephone Number,                            (954) 713-5000
                         Including                            (Name, Address, Including Zip Code, and Telephone Number,
  Area Code, of Registrant's Principal Executive Offices)            Including Area Code, of Agent for Service)

                             ---------------------

                                   COPIES TO:

                  JONATHAN L. AWNER, ESQ.                                     VALERIE FORD JACOB, ESQ.
            AKERMAN, SENTERFITT & EIDSON, P.A.                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
             ONE S.E. THIRD AVENUE, 28TH FLOOR                                   ONE NEW YORK PLAZA
                   MIAMI, FL 33131-1714                                        NEW YORK, NY 10004-1980
                      (305) 374-5600                                               (212) 859-8000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED             PROPOSED
                                                                       MAXIMUM              MAXIMUM             AMOUNT OF
             TITLE OF SHARES                   AMOUNT TO BE        AGGREGATE PRICE    AGGREGATE OFFERING      REGISTRATION
             TO BE REGISTERED                  REGISTERED(1)         PER UNIT(1)           PRICE(1)             FEE(1)(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share....       5,750,000            $14.6875            $84,453,125          $24,238.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(2) Previously paid.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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


                                EXPLANATORY NOTE



     We are filing this Amendment No. 3 to Registration Statement on Form S-3 to include additional exhibits not previously filed.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits


NUMBER                            DESCRIPTION
------                            -----------
  1.1     Form of Purchase Agreement
  2.1     Agreement and Plan of Merger, dated as of December 9, 1998, by and between Florafax International, Inc., Red Cannon
          Acquisition Corp., and Gerald Stevens, Inc. (incorporated by reference to Exhibit 2.1 to the registrant's Registration
          Statement on Form S-4, Registration No. 333-76109, filed on
          April 12, 1999).
  2.2     Amendment No. 1 to Agreement and Plan of Merger, dated as of
          April 9, 1999, by and between Florafax International, Inc.,
          Red Cannon Acquisition Corp. and Gerald Stevens, Inc.
          (incorporated by reference to Exhibit 2.2 to the
          registrant's Registration Statement on Form S-4,
          Registration No. 333-76109, filed on April 12, 1999).
  3.1     Restated Certificate of Incorporation of the registrant
          (incorporated by reference to Exhibit 3.2 to the
          registrant's Current Report on Form 8-K, dated April 30,
          1999).
  3.2*    Bylaws of the registrant.
  4.1     Amended and Restated Credit Agreement dated as of June 4,
          1999 by and among Gerald Stevens Retail, Inc., Gerald
          Stevens, Inc., NationsBank, N.A. and other lender parties.
  5.1*    Opinion of Akerman, Senterfitt & Eidson, P.A. as to the
          validity of the shares of common stock to be registered.
 10.1     Employment Agreement with Gerald R. Geddis.
 10.2     Employment Agreement with Albert J. Detz.
 10.3     Employment Agreement with Adam D. Phillips.
 10.4     Employment Agreement with Steven J. Nevill.
 23.1*    Consent of Arthur Andersen LLP
 23.2*    Consent of PricewaterhouseCoopers LLP
 23.3*    Consent Ernst & Young LLP
 23.4*    Consent of Adair, Fuller, Witcher & Malcom, P.A.
 23.5*    Consent of Deloitte & Touche, LLP
 23.6*    Consent of Akerman, Senterfitt & Eidson, P.A. (included in the opinion filed in Exhibit 5.1 of this Registration
          Statement)
 24.1*    Powers of Attorney


------------------------


* previously filed


     (b) Financial Statement Schedules

     All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on June 29, 1999.



                                          GERALD STEVENS, INC.


                                          By: /s/ ADAM D. PHILLIPS
                                            ------------------------------------
                                              Adam D. Phillips,
                                              Senior Vice President, Secretary
                                              and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:


                   SIGNATURES                                     TITLES                      DATE
                   ----------                                     ------                      ----

              /s/ GERALD R. GEDDIS                  President, Chief Executive Officer   June 29, 1999
------------------------------------------------      and Director (Principal Executive
                Gerald R. Geddis                      Officer)

               /s/ ALBERT J. DETZ                   Senior Vice President and Chief      June 29, 1999
------------------------------------------------      Financial Officer (Principal
                 Albert J. Detz                       Financial and Principal
                                                      Accounting Officer)

                       *                            Director                             June 29, 1999
------------------------------------------------
               Steven R. Berrard

                       *                            Director                             June 29, 1999
------------------------------------------------
                Thomas C. Byrne

                       *                            Director                             June 29, 1999
------------------------------------------------
               Kenneth G. Puttick

                                                    Director
------------------------------------------------
                 Kenneth Royer

                       *                            Director                             June 29, 1999
------------------------------------------------
               Andrew W. Williams

           *By: /s/ GERALD R. GEDDIS
   ------------------------------------------
              Gerald R. Geddis, by
               power of attorney

                                 EXHIBIT INDEX





   Exhibit No.             Description
   -----------             -----------


      1.1               Form of Purchase Agreement

      2.1 Agreement and Plan of Merger, dated as of December 9, 1998, by and between Florafax
                        International, Inc., Red Cannon Acquisition
                        Corp., and Gerald Stevens, Inc. (incorporated by reference to Exhibit 2.1 to the registrant's Registration Statement on Form S-4,
                        Registration No. 333-76109, filed on April 12, 1999).

      2.2 Amendment No. 1 to Agreement and Plan of Merger, dated April 9, 1999, by and between Florafax International, Inc., Red Cannon Acquisition Corp.
                        and Gerald Stevens, Inc. (incorporated by reference to Exhibit 2.2 to the registrant's Registration Statement on Form S-4, Registration No. 333-76109, filed on April 12, 1999).

      3.1 Restated Certificate of Incorporation of the registrant (incorporated by reference to
                        Exhibit 3.2 to the registrant's Current Report on Form 8-K, dated April 30, 1999).

      3.2*              Bylaws of the registrant.


      4.1 Amended and Restated Credit Agreement dated as of June 4, 1999 by and among Gerald Stevens Retail, Inc., Gerald Stevens, Inc., NationsBank, N.A. and other lender parties.


      5.1*              Opinion of Akerman, Senterfitt & Eidson, P.A.
                        as to the validity of the shares of common stock to be registered.

     10.1               Employment Agreement with Gerald R. Geddis.

     10.2               Employment Agreement with Albert J. Detz.

     10.3               Employment Agreement with Adam D. Phillips.

     10.4               Employment Agreement with Steven J. Nevill.





     23.1*              Consent of Arthur Andersen LLP

     23.2*              Consent of PricewaterhouseCoopers LLP

     23.3*              Consent Ernst & Young LLP

     23.4*              Consent of Adair, Fuller, Witcher & Malcom, P.A.

     23.5*              Consent of Deloitte & Touche, LLP


     23.6*              Consent of Akerman, Senterfitt & Eidson, P.A.
                        (included in the opinion filed in Exhibit 5.1 of this Registration Statement)

     24.1*              Powers of Attorney

---------------------
 * previously filed